                                                                    EXHIBIT 3.47
                          CERTIFICATE OF INCORPORATION

                                       OF

                                 NALGREEN, INC.

     1. The name of the corporation is:

                                 NALGREEN, INC.

     2. The address of its registered office in the State of Delaware is 1209
Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company

     3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of shares of capital stock which the corporation shall have authority to issue is One Thousand (1,000) shares of common stock and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

     5. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

     6. The board of directors of the corporation is expressly authorized to adopt, amend or repeal the by-laws of the corporation.

     7. The name and mailing address of the incorporator is:

                  Willmore C. Hastings
                  Nalco Chemical Company
                  One Nalco Center
                  Naperville, Illinois 60566

     8. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of
Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 20th day of April, 1989.

                                          /s/ Willmore C. Hastings
                                          -------------------------------------
                                          Willmore C. Hastings